                           SCHEDULE 14C INFORMATION
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                             (Amendment No.     )


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         American Odyssey Funds, Inc.
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         (Name of Registrant as Specified In Its Charter)


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         3)       Per unit price or other underlying value of transaction
                  computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):



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


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         fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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


                         AMERICAN ODYSSEY FUNDS, INC.
                               TWO TOWER CENTER
                       EAST BRUNSWICK, NEW JERSEY 08816

                     NOTICE OF NEW SUBADVISORY AGREEMENT
                           FOR THE CORE EQUITY FUND

         American Odyssey Funds, Inc. ("AOF" or "we") is notifying you of a new subadvisory agreement for the American Odyssey Core Equity Fund (the "Fund"). We have recently approved a new subadvisory agreement adding Wellington Management Company, LLP ("Wellington Management") as a new subadviser for the Fund. Wellington Management replaces one of the Fund's prior subadvisers, Equinox Capital Management, LLC ("Equinox").

         WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY. Under an order obtained from the Securities and Exchange Commission ("SEC"), the Board of Directors is permitted to adopt, without shareholder approval, new subadvisory agreements with advisers who are not affiliated with AOF's overall investment manager, American Odyssey Funds Management LLC (the "Manager"). The Board of Directors has adopted a new subadvisory agreement with Wellington Management as a non-affiliated subadviser. In accordance with our SEC order, we are sending you this Notice.

         WE WILL FURNISH YOU A COPY OF OUR MOST RECENT ANNUAL AND SEMI-ANNUAL REPORT ON REQUEST AND WITHOUT CHARGE. IF YOU WISH TO OBTAIN A COPY OF EITHER REPORT, MAIL A REQUEST TO AMERICAN ODYSSEY FUNDS MANAGEMENT LLC, TWO TOWER CENTER, EAST BRUNSWICK, NEW JERSEY 08816, OR CALL 1-800-242-7884.

         The following pages provide additional information about Wellington Management and the new subadvisory agreement.

BACKGROUND

         Prior to May 2000, Equinox was the sole subadviser to the Fund. Equinox managed the Fund in a "value" investment style. It focused on stocks of companies that it believed were undervalued by the market. Because of the increasing divergence in the returns of "growth" and "value" funds over the past several years, we determined that the overall risk profile of the Fund would likely be reduced by diversifying the investment approaches used to manage the Fund. Therefore, we carried out a search for firms with different investment approaches to balance Equinox's value-oriented approach. As a result of this process, we approved a new agreement with Equinox on April 3, 2000 and added Putnam Investment Management, Inc. ("Putnam") and State Street Global Advisors ("SSgA") as new subadvisers to the fund as of May 1, 2000. SSgA manages its portion of the Fund with the objective of matching the S&P 500 Index, while Putnam uses a "growth" investment style, focusing on stocks of companies that it expects to have above average earnings growth.

SEARCH FOR NEW SUBADVISER

         Shortly after adding Putnam and SSgA as subadvisers, the Board of Directors and the Manager determined that it would be appropriate to consider replacing Equinox with another value-oriented subadviser based on Equinox's past performance.

         The Manager and its consultant, BARRA RogersCasey, conducted a search for a new value-oriented subadviser for the Fund. The search was designed to identify firms they believed would be able to provide reliable market exposure in the large cap value segment of the U.S. equity market and had a history of consistent returns. The Manager and BARRA RogersCasey also considered whether the firms they surveyed would be complementary to Putnam and SSgA.

         The Manager and BARRA RogersCasey reviewed information about many advisers and selected four advisers for more detailed consideration. The Manager and BARRA RogersCasey then analyzed the relative performances and risk exposures of the four prospective subadvisers, of Equinox, and of the Russell 1000 Value and S&P 500 indices. After meeting with and reviewing additional information about the prospective advisers, the Manager determined to propose to the Board that Wellington Management be retained as a subadviser for the Fund.

BOARD CONSIDERATION


         On August 10, 2000, the full AOF Board of Directors, including all directors who are not "interested persons" of AOF as that term is defined in the federal securities laws ("independent directors"), met in person to discuss the proposed subadvisory agreement with Wellington Management. The Board received a variety of information about Wellington Management, including information about the firm's organization and key personnel, the firm's investment experience, investment philosophy and process, its past performance in managing other value funds and accounts, and its plan for staffing and managing its portion of the Fund using a value approach.

         After presentations by the Manager, the Manager's consultant, BARRA RogersCasey, and Wellington Management, the Board unanimously voted to approve the proposed subadvisory agreement with Wellington Management as of August 21, 2000 and to terminate its prior agreement with Equinox. The Board determined that the proposed agreement was in the best interests of investors in the Fund. In making that determination, the Board considered a variety of factors, including those discussed below.

         Nature and Quality of Wellington Management's Services. The Board considered Wellington Management's personnel, resources and experience. Wellington Management has over 70 years of experience in managing assets and currently manages approximately $266 billion in institutional and subadvisory assets (as of September 30, 2000). The firm has over 240 investment and research professionals with an average of 13 years of investment experience, and it has substantial experience in large cap research value investing. Wellington Management commits considerable resources to its large cap research value strategy, including a central research staff currently consisting of 27 global industry analysts with an average of 16 years of investment experience. The Board reviewed Wellington Management's code of ethics, compliance practices, and other client-related policies.

         Wellington Management's Historical Performance. The Board considered materials showing the investment performance of Wellington Management's large cap research value strategy. Since inception in July 1995, this strategy has performed favorably compared with the Russell 1000 Value Index and compared with other large cap value managers.

         Wellington Management's Approach to Value Management. The Board also considered Wellington Management's investment approach. Wellington Management maintains a diversified portfolio for its large cap research value funds. It is committed to fundamental research.

         Fees. The Board considered Wellington Management's proposed fee of 0.45%. The Board compared this proposed fee with the fees charged by other value advisers to mutual funds or other clients and with the fees charged by the Fund's other subadvisers. Wellington Management's fee is the same as the fee currently paid to the other active manager for the Fund, Putnam. (SSgA's fee is lower, but index fees are generally lower than active management fees.) Although Wellington Management's fee is higher than the fee previously paid to Equinox, the Board agreed with the conclusion of the Manager and BARRA RogersCasey that the proposed fee is within the range of fees currently charged by similar advisers for similar services. The Board also considered that the proposed fee for Wellington Management was the same as the proposed fee for the other three subadvisers that received final consideration by the Manager and BARRA RogersCasey.

WELLINGTON MANAGEMENT

         Wellington Management is one of the nation's oldest and largest investment management firms. Tracing its origins back to 1928, the firm's client assets under management as of September 30, 2000 were approximately $266 billion. Wellington Management's client list includes major corporate retirement plans, endowments, foundations, mutual fund sponsors, and public retirement plans. Based in Boston, Massachusetts, the firm and its affiliates have offices in Radnor (PA), Atlanta, San Francisco, London, Singapore, Sydney and Tokyo.

         Wellington Management is a Massachusetts limited liability partnership, of which the following persons are managing partners: Laurie A. Gabriel, Duncan M. McFarland and John R. Ryan. Doris Dwyer Chu, a Vice President of Wellington Management, has primary management responsibility for the Fund. Laurie Gabriel, one of the managing partners, serves as secondary manager for the Fund. The address for Wellington Management and each of these persons is 75 State Street, Boston, Massachusetts 02109.

         Wellington Management provides advice for the following registered investment companies with a objective similar to the objective used by Wellington Management in managing the portion of the Fund allocated to it:

        NAME OF REGISTERED
       INVESTMENT COMPANY                       SIZE AS OF 9/30/00                     ADVISORY FEE RATE
       -------------------                      ------------------                     -----------------
     J Hancock Large/Mid Cap                        $11,351,418                    First $25 million 0.600%;
         Value Fund                                                                Next $25 million 0.500%;
                                                                                   Next $50 million 0.400%;
                                                                                   Over $100 million 0.300%.


      Activa Value Fund                            $172,402,385                   First $350 million 0.300%;
                                                                                  Over $350 million 0.250%.
                                                                                 Minimum annual fee: $350,000


SUBADVISORY AGREEMENT

         The new subadvisory agreement provides that the Fund will pay Wellington Management a fee based on the annual rate of 0.45% of average daily net assets. This is the same fee rate that is paid to the Fund's other subadviser using an active management approach, Putnam. SSgA, the index subadviser, receives a lower fee (0.05% for the first $50 million is assets, 0.04% for the next $50 million in assets, and 0.02% assets over $100 million, with a minimum fee of $50,000 on an annualized basis). Equinox was paid 0.35% for the first $100 million in assets and 0.30% for assets over $100 million.

         Other than fees, the new subadvisory agreement with Wellington Management is substantially the same as the prior agreement with Equinox. Other material provisions, such as duties, indemnification and termination, are essentially the same. (Of course, there are differences in the names and addresses of the parties, the effective dates and terms of the agreements and other minor differences, such as in the rights of the subadviser to engage in related investment management activities.) The Appendix contains the full text of the subadvisory agreement itself.

         Under the new subadvisory agreement, Wellington Management's responsibilities for the Fund include:

         - managing its portion of the Fund's investment operations in accord with the Fund's investment objectives;

         -        consulting with the Manager to set investment strategies;

         -        supervising investments;

         -        placing orders to purchase and sell investments;

         -        maintaining books and records on portfolio transactions;

         -        providing transactional information to the Fund's custodian;

         - and providing records and other information to the Manager as necessary.

         The subadvisory agreement also sets Wellington Management's liability for losses by the Fund or the Manager, and the obligations of the Manager toward Wellington Management. The agreement permits Wellington Management's directors, officers and employees to engage in other businesses and advisory activities. The subadvisory agreement may be amended by mutual consent. The subadvisory agreement may continue for more than two years only if it is annually re-approved by the Board. The Manager, Wellington Management, or the Board may each terminate the subadvisory agreements on 30 to 60 days' notice.

ADDITIONAL FEE INFORMATION

         A.       1999 FEE INFORMATION

         The following table summarizes the expenses of the Fund during 1999. It follows the format used in the prospectus. Expenses are expressed as a percentage of average net assets during the year. These tables and examples do not include any expenses charged under any variable contract, such as sales charges or mortality and expense risk charges.

                                                                                 Core
                                                                                Equity
                                                                                 Fund
                                                                               ---------
                  SHAREHOLDER TRANSACTION EXPENSES
                  Sales Charge (Load) on Purchases ............................ None
                  Deferred Sales Charge (Load) ................................ None

                  Redemption Fee .......................................................None
                  Exchange Fee  ........................................................None
                  Account Fee ..........................................................None

                  ANNUAL FUND OPERATING EXPENSES
                     (As a percentage of average net assets)
                  Management Fees ....................................................     0.56%
                  Distribution (12b-1 Fees)...........................................     None
                  Other Expenses .....................................................     0.08%
                  TOTAL ANNUAL FUND OPERATING EXPENSES ...............................     0.64%


         The following example shows the total expenses that would be payable if a shareholder redeemed his or her shares after having held them for one, three, five, and ten year periods respectively. The example is based on the 1999 expenses listed in the table above. Actual expenses may be greater or less than shown. The example assumes a 5% annual rate of return pursuant to requirements of the Securities and Exchange Commission. This hypothetical rate of return is not intended to be representative of past or future performance.

                                                                                          Core
                                                                                         Equity
                                                                                          Fund
                           EXAMPLE                                                   -------------
                           A shareholder would pay the following
                           expenses on a $10,000 investment,
                           assuming (1) 5% annual return and (2)
                           redemption at end of each time period:

                                    1 year ...................................               $65
                                    3 years ..................................              $205
                                    5 years ..................................              $357
                                    10 years .................................              $798


         B.       PRO FORMA FEE INFORMATION

         The following table shows an estimate of what 1999 expenses would have been if Wellington Management had served as a subadviser for the Fund under the new subadvisory agreement in addition to Putnam and SSgA. This reflects the Putnam and Wellington Management fees, which are the same, and the SSgA fees, which are lower than the Putnam and Wellington Management fees. Because the subadvisers have different fees, overall fees will vary depending on the allocation of assets between the subadvisers. The chart below assumes that during 1999 the Fund's assets were equally divided among the subadvisers. As in the first table, expenses are expressed as a percentage of average net assets during the year. In addition, these tables and examples do not include any expenses charged under any variable contract, such as sales charges or mortality and expense risk charges.

                                                                                   Core
                                                                                  Equity
                                                                                   Fund
                                                                               ------------
                  SHAREHOLDER TRANSACTION EXPENSES
                  Sales Charge (Load) on Purchases ...........................     None
                  Deferred Sales Charge (Load) ...............................     None
                  Redemption Fee..............................................     None
                  Exchange Fee................................................     None
                  Account Fee.................................................     None

                  ANNUAL FUND OPERATING EXPENSES
                   (As a percentage of average net assets)
                  Management Fees ............................................     0.56%
                  Distribution (12b-1) Fees ..................................     None
                  Other Expenses .............................................     0.08%
                  TOTAL ANNUAL FUND OPERATING EXPENSES .......................     0.64%

         The following example shows the total expenses that would be payable if a shareholder redeemed his or her shares after having held them for one, three, five, and ten year periods respectively. The example is based on the pro forma 1999 expenses listed in the above table. Actual expenses may be greater or less than shown. The example assumes a 5% annual rate of return pursuant to requirements of the Securities and Exchange Commission. This hypothetical rate of return is not intended to be representative of past or future performance.




                                                                             Core
                                                                            Equity
                                                                             Fund
                  EXAMPLE                                                  --------
                  A shareholder would pay the following expenses
                  on a $10,000 investment, assuming (1) 5%
                  annual return and (2) redemption at end of
                  each time period:
                                    1 year .............................       $65
                                    3 years ............................      $205
                                    5 years ............................      $357
                                    10 years ...........................  $798

ADDITIONAL INFORMATION ABOUT THE FUND

         The Manager is located at Two Tower Center, East Brunswick, New Jersey 08816. BARRA Rogers Casey, 1 Parklands Drive, Darien, Connecticut 06820, assists the Manager in monitoring the performance of the subadvisers and comparing that performance to that of other investment managers. The Manager pays BARRA RogersCasey's fees; BARRA RogersCasey does not receive a fee from the Fund.

         The Manager provides accounting services to the Fund and keeps the Fund's accounts and records (other than those maintained by the Investors Bank & Trust Company). The Manager also serves as transfer agent and dividend disbursing agent of the Fund. Investors Bank & Trust Company, 200 Clarendon Street, Boston, Massachusetts 02116, serves as the custodian of our assets and is also the accounting services agent for each Fund. The Fund pays the fees for those services. Investors Bank &Trust Company also assists the Manager in providing certain administrative services, and the Manager pays the fees for these administrative services. CFBDS, Inc., 21 Milk Street, Boston, MA 02109, currently serves as our principal underwriter. The Board has approved a new agreement under which CitiStreet Equities LLC, an affiliate of the Manager will replace CFBDS as the principal underwriter. Neither CFBDS nor CitiStreet Equities LLC receives compensation from the Fund. KPMG LLP, 99 High Street, Boston, Massachusetts, 02110-2371, serves as the Fund's independent accountant, providing audit services.

         In 1999, the Fund paid commissions of $4,675 to Salomon Smith Barney, an affiliate of the Manager. This amount represented 0.70% of the aggregate commissions paid to brokers by the Fund in 1999, and Salomon Smith Barney effected 0.61% of Fund transactions involving the payment of commissions (calculated based on the dollar amount of those transactions).

         The aggregate fee paid to Equinox in 1999 was $1,493,126. If the new agreements with Wellington Management, SSgA and Equinox had been in effect, and if the Fund's assets had been equally divided between the three subadvisers, the aggregate fee paid by the Core Equity Fund would have been $1,500,196, which would have constituted an increase of 0.47%.

         The Fund's agreement with Equinox was terminated as of August 25, 2000.

THIS NOTICE AND ITS COSTS

         We began mailing this Notice on or about November 20, 2000. The Fund will bear the costs of this Notice.

FUTURE PROPOSALS

         We do not ordinarily hold annual meetings, so proposals are presented only when a special meeting of persons having voting rights is held. For a proposal to be presented at a special meeting, we must receive the proposal a reasonable time before the solicitation of proxies is made. Usually, the proposal must arrive 120 days before the mailing. We will retain all proposals received from persons with voting rights. Those proposals will then be eligible to be considered for distribution with the proxy materials for the next special meeting.

                                    APPENDIX

                        INVESTMENT SUBADVISORY AGREEMENT

         Agreement made as of this 21st day of August, 2000, among American Odyssey Funds, Inc., a Maryland corporation (the "Series Fund"), American Odyssey Funds Management LLC, a New Jersey limited liability company (the "Manager"), and Wellington Management Company, LLP, a Massachusetts limited liability partnership (the "Subadviser").

         WHEREAS, American Odyssey Funds Management LLC has entered into a management agreement (the "Management Agreement") with the Series Fund, a diversified open-end management investment company registered under the Investment Company Act of 1940 (the "1940 Act"), pursuant to which American Odyssey Funds Management LLC will act as Manager of the Series Fund.

         WHEREAS, the Series Fund is currently divided into six separate series or Funds, each of which is established pursuant to a resolution of the Board of Directors of the Series Fund, and the Series Fund may in the future add additional Funds; and

         WHEREAS, the Manager has the responsibility of evaluating, recommending, and supervising investment advisers to each Fund and, in connection therewith, desires to retain the Subadviser to provide investment advisory services to the American Odyssey Core Equity Fund (the "Fund"), the Series Fund has the responsibility of compensating the investment advisers to each Fund and desires to retain the Subadviser to provide investment advisory services to the Fund, and the Subadviser is willing to render such investment advisory services.

         NOW, THEREFORE, the parties agree as follows:

         1. (a) Subject to the supervision of the Manager and of the Board of Directors of the Series Fund, the Subadviser shall manage the investment operations of the assets of the Fund allocated by the Manager to the Subadviser (such assets referred to as the "Allocated Assets"), including the purchase, retention and disposition of portfolio investments, in accordance with the Fund's investment objectives, policies and restrictions as stated in the Prospectus (such Prospectus and Statement of Additional Information as currently in effect and as amended or supplemented from time to time, being herein called the "Prospectus") and subject to the following understandings:

                   (i) The Subadviser shall consult periodically with the Manager and they shall agree upon the current investment strategy for the Allocated Assets in the light of anticipated cash flows.

                   (ii) The Subadviser shall provide supervision of the Allocated Asset's investments and determine from time to time what securities, options, futures contracts, and other investments included in the Allocated Assets will be purchased, retained, sold, or loaned by the Fund, and what portion of the Allocated Assets will be invested or held uninvested as cash.

                   (iii) In the performance of its duties and obligations
              under this Agreement, the Subadviser shall act in conformity with the Articles of Incorporation, By-Laws, and Prospectus of the Series Fund and with the instructions and directions of the Manager and of the Board of Directors of the Series Fund and will conform to and comply with the requirements of the 1940 Act, the Internal Revenue Code of 1986, and all other applicable federal and state laws and regulations.

                   (iv) The Subadviser will place orders for the securities, options, futures contracts, and other investments to be purchased or sold as part of the Allocated Assets with or through such persons, brokers, dealers, or futures commission merchants (including but not limited to persons affiliated with the Manager) as the Subadviser may select in order to carry out the policy with respect to brokerage set forth in the Series Fund's Registration Statement and Prospectus or as the Board of Directors may direct from time to time. In providing the Fund with investment advice and management, the Subadviser will give primary consideration to securing the most favorable price and efficient execution. Within the framework of this policy, the Subadviser may consider such factors as the price of the security, the rate of the commission, the size and difficulty of the order, the reliability, integrity, financial condition, general execution and operational capabilities of competing broker-dealers and futures commission merchants, and the brokerage and research services they provide to the Subadviser or the Fund. The parties agree that it is desirable for the Fund that the Subadviser have access to supplemental investment and market research and security and economic analysis that certain brokers or futures commission merchants are able to provide. The parties further agree that brokers and futures commission merchants that provide such research and analysis may execute brokerage transactions at a higher cost to the Fund than would result if orders to execute such transactions had been placed with other brokers on the sole basis of ability to obtain the most favorable price and efficient execution. Therefore, notwithstanding the second sentence of this paragraph 1(a)(iv), the Subadviser is authorized to place orders for the purchase and sale of securities, options, futures contracts, and other investments for the Fund with brokers or futures commission merchants who provide the Subadviser with such research and analysis, subject to review by the Manager and the Series Fund's Board of Directors from time to time with respect to the extent and continuation of this practice. The Series Fund and the Manager acknowledge that the services provided by such brokers or futures commission merchants may be useful to the Subadviser in connection with the Subadviser's services to other clients.

                           When the Subadviser deems the purchase or sale of a
                  security, option, futures contract, or other investment to be in the best interest of the Fund as well as other clients of the Subadviser, the Subadviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities, options, futures contracts, or other investments to be sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution and to allocate the shares purchased or sold among the Series Fund and the Subadviser's other clients on a fair and nondiscriminatory basis, in a manner consistent with the Subadviser's fiduciary obligations to the Fund and to such other clients.

                           (v) The Subadviser shall maintain all books and records with respect to the portfolio transactions of the Allocated Assets required by subparagraphs (b)(5), (6), (7),
                  (9), (10) and (11) and paragraph (f) of Rule 31a-1 under the 1940 Act and by Rule 17e-1(c)(2) under the 1940 Act and shall render to the Series Fund such periodic and special reports as its Board of Directors or the Manager may reasonably request.

                           (vi) The Subadviser shall provide the Series Fund's custodian on each business day with information relating to all transactions concerning the Allocated Assets and shall provide the Manager with such information upon request of the Manager.

                           (vii) The investment management services provided by the Subadviser hereunder are not exclusive, and the Subadviser shall be free to render similar services to others.

                           (viii) Absent specific instructions to the contrary
                  provided to it by the Manager, and subject to the Subadviser's receipt of all necessary voting materials, the Subadviser shall vote all proxies with respect to investments of the Allocated Assets in accordance with the Subadviser's proxy voting policy as most recently provided to the Manager.

                  (b) Services to be furnished by the Subadviser under this Agreement may be furnished through the medium of any directors, officers, or employees of the Subadviser or its affiliates.

                  (c) The Subadviser shall keep the books and records with respect to the Allocated Assets required to be maintained by the Subadviser pursuant to paragraph 1(a)(v) hereof and shall timely furnish to the Manager or the Series Fund's custodian all information relating to the Subadviser's services hereunder needed to keep the other books and records of the Fund required by Rules 17e-1(c)(2) and 31a-1 under the 1940 Act. The Subadviser agrees that all records which it maintains for the Fund are the property of the Fund and the Subadviser will surrender promptly to the Fund any of such records upon the Fund's request, provided however that the Subadviser may retain a copy of such records. The Subadviser further agrees to preserve for the periods prescribed by Rules 17e-1(c)(2) and 31a-2 under the 1940 Act any such records as are required to be maintained by it pursuant to paragraph 1(a)(v) hereof.

                  (d) The Subadviser agrees to maintain procedures adequate to ensure its compliance with the 1940 Act, the Investment Advisers Act of 1940 (the "Advisers Act"), and other applicable state and federal laws and regulations.

                  (e) The Subadviser shall furnish to the Manager, upon the Manager's reasonable request, copies of all records prepared in connection with (i) the performance of this Agreement and (ii) the maintenance of compliance procedures pursuant to paragraph 1(d) hereof.

                  (f) The Subadviser agrees to provide upon reasonable request of the Manager or the Series Fund, information regarding the Subadviser, including but not limited to background information about the Subadviser and its personnel and performance data, for use in connection with efforts to promote the Series Fund and the sale of its shares.

         2. The Manager shall continue to have responsibility for all services to be provided to the Fund pursuant to the Management Agreement and shall oversee and review the Subadviser's performance of its duties under this Agreement.

         3. The Series Fund shall pay the Subadviser, for the services provided and the expenses assumed pursuant to this Subadvisory Agreement, a fee at an annual rate of 0.45% of the average daily Net Allocated Assets. The term "Net Allocated Assets" means the Allocated Assets less related liabilities as determined by the Manager or its designee. This fee will be computed daily and paid monthly.

         4. The Subadviser shall not be liable for any loss suffered by the Series Fund or the Manager as a result of any act or omission of the Subadviser in connection with the matters to which this Agreement relates, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the 1940 Act) or loss resulting from willful misfeasance, bad faith or gross negligence on the Subadviser's part in the performance of its duties or from its reckless disregard of its obligations and duties under this Agreement. The Series Fund shall indemnify the Subadviser and hold it harmless from all loss, cost, damage and expense, including reasonable expenses for legal counsel, incurred by the Subadviser resulting from actions from which it is relieved of responsibility by this paragraph. The Subadviser shall indemnify the Series Fund and the Manager and hold them harmless from all loss, cost, damage and expense, including reasonable expenses for legal counsel, incurred by the Series Fund and the Manager resulting from actions from which the Subadviser is not relieved of responsibility by this paragraph.

         5. This Agreement shall continue in effect for a period of more than two years from the date hereof only so long as such continuance is specifically approved at least annually in conformity with the requirements of the 1940 Act; provided, however, that this Agreement may be terminated by the Fund at any time, without the payment of any penalty, by the Board of Directors of the Series Fund or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund, or by the Manager or the Subadviser at any time, without the payment of any penalty, on not more than 60 days' nor less than 30 days' written notice to the other party. This Agreement shall terminate automatically in the event of its assignment (as defined in the 1940 Act) or upon the termination of the Management Agreement.

         6. Nothing in this Agreement shall limit or restrict the right of any of the Subadviser's directors, officers, or employees to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any business, whether of a similar or dissimilar nature, nor limit the Subadviser's right to engage in any other business or to render services of any kind to any other corporation, firm, individual, or association.

         7. During the term of this Agreement, the Manager agrees to furnish the Subadviser at its principal office all prospectuses, proxy statements, reports to shareholders, sales literature or other material prepared for distribution to shareholders of the Fund or the public, which refer to the Subadviser in any way, prior to use thereof and not to use material if the Subadviser reasonably objects in writing five business days (or such other time as may be mutually agreed) after receipt thereof. Such materials may be furnished to the Subadviser hereunder by first class mail, overnight delivery service, facsimile transmission equipment, or hand delivery.

         8. This Agreement may be amended by mutual consent, but the consent of the Series Fund must be obtained in conformity with the requirements of the 1940 Act.

         9. Except as otherwise specifically provided in this Agreement, any notice or other communication required to be given pursuant to this Agreement shall be deemed duly given if delivered or mailed by certified or registered mail, return receipt requested and postage prepaid, (1) to the American Odyssey Funds, Inc. at Two Tower Center, East Brunswick, New Jersey 08816, Attention: President; (2) to American Odyssey Funds Management LLC at Two Tower Center, East Brunswick, New Jersey 08816, Attention: Secretary; or (3) to Wellington Management Company, LLP, at 75 State Street, Boston, Massachusetts 02109, Attention: General Counsel.

         10. This Agreement shall be governed by the laws of the State of New Jersey.

         11. This Agreement may be executed in two or more counterparts, which taken together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.



                                             AMERICAN ODYSSEY FUNDS, INC.



___________________________                  By: ____________________________
Witness




                                             AMERICAN ODYSSEY FUNDS
                                                  MANAGEMENT LLC



____________________________                 By: ____________________________
Witness



                                             WELLINGTON MANAGEMENT
                                                  COMPANY, LLP


____________________________                 By: ____________________________
Witness